UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2010

FNBH BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of Principal Executive Offices)	48843 (Zip Code)

517-546-3150

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12).

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.                   Submission of Matters to a Vote of Security Holders

On May 20, 2010, FNBH Bancorp, Inc. (the "Company") held its 2010 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies.  The proposals are described in detail in the Company's Proxy Statement dated April 16, 2010, which was filed with the Securities and Exchange Commission on April 9, 2010.  The voting results are as follows:

Proposal 1 – Election of Directors

            The following two individuals were elected to serve as directors of the Company to hold office for three (3) year terms expiring in 2013:

Nominee	For	Withheld
Randolph E. Rudisill	1,638,994	109,019
Barbara Draper	1,639,395	108,618

            The following individual was elected to serve as a director of the Company to hold office for a two (2) year term expiring in 2012:

Nominee	For	Withheld
Stanley B. Dickson, Jr.	1,640,389	107,624

            The following individual was elected to serve as a director of the Company to hold office for a one (1) year term expiring in 2011:

Nominee	For	Withheld
Philip C. Utter	1,603,190	144,823

Proposal 2 – Ratification of the Appointment of BDO Seidman, LLP as the Company's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2010

            The shareholders ratified the appointment of BDO Seidman, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
2,117,024	113,371	1,752

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNBH BANCORP, INC.

Dated: May 26, 2010	/s/ Mark Huber
	By:	Mark Huber
	Its:	Chief Financial Officer